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                                  EXHIBIT 11.0

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (in thousand, except for per share data)

                                                                                             For the nine months
                                                                                                    ended
                                                                                             September 30, 1995
                                                                                             1995          1994
                                                                                            ------        ------
Primary

Net income                                                                                 $5,778          $3,327
                                                                                           ======          ======
Shares
  Weighted average number of common shares outstanding                                      7,641           7,637
  Additional dilutive effect of outstanding warrant and options
    (as determined by the application of the treasury stock method)                            25              20
                                                                                           ------          ------
Weighted average number of common shares outstanding as adjusted                            7,666           7,657
                                                                                           ======          ======
Primary earnings per share                                                                  $0.75            0.43
                                                                                           ======          ======

Fully diluted


Net income                                                                                 $5,778          $3,327
                                                                                           ======          ======
Shares
  Weighted average number of common shares outstanding                                      7,641           7,637
  Additional dilutive effect of outstanding warrant and options
    (as determined by the application of the treasury stock method)                            38              20
                                                                                           ------          ------
Weighted average number of common shares outstanding as adjusted                            7,679           7,657
                                                                                           ======          ======
Fully diluted earnings per share                                                            $0.75            0.43
                                                                                           ======          ======





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